EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Streicher Mobile Fueling, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

KPMG LLP
Fort Lauderdale, Florida
January 18, 2006